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                                                                    EXHIBIT 99.4

               [LETTERHEAD OF WORLDWIDE RESTAURANT CONCEPTS, INC.]


FOR IMMEDIATE RELEASE

March 3, 2003

                  WORLDWIDE RESTAURANT CONCEPTS, INC. ANNOUNCES
                     UPCOMING THIRD QUARTER CONFERENCE CALL

SHERMAN OAKS, Calif.-- March 3, 2003--Worldwide Restaurant Concepts, Inc. (NYSE:
SZ) today announced that members of the public are invited to listen to the Company's live quarterly call on the Internet, on Tuesday, March 18, 2003 at 8:00 AM PT / 11:00 AM ET. The conference call will feature a discussion of third quarter financial results and operating developments lead by Charles Boppell, President and CEO, and Keith Wall, CFO, of Worldwide Restaurant Concepts.

Financial results will be released over the news wires before the market opens on Tuesday, March 18, 2003. The public will have the opportunity to listen to the live conference call over the Internet through the Company's Web site at www.wrconcepts.com or through CCBN at www.companyboardroom.com. For those who cannot listen to the live broadcast, a replay of the webcast will be available shortly after the call.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc., formerly known as Sizzler International, Inc., operates, franchises or joint ventures 319 Sizzler(R) restaurants worldwide, 111 KFC(R) restaurants primarily located in Queensland, Australia, and 17 Pat & Oscar's(SM) restaurants.

To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Worldwide Restaurant Concepts intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws.

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